UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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CERIDIAN CORPORATION
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FOR IMMEDIATE RELEASE

CERIDIAN ENTERS INTO MERGER AGREEMENT WITH THOMAS H. LEE PARTNERS
AND FIDELITY NATIONAL FINANCIAL

Ceridian Shareholders to Receive $36.00 per Share in Cash

Transaction Valued at $5.3 Billion

MINNEAPOLIS/BOSTON/JACKSONVILLE – May 30, 2007 – Ceridian Corporation (NYSE: CEN), Thomas H. Lee Partners, L.P. (“THL Partners”) and Fidelity National Financial, Inc. (NYSE: FNF) today announced that they have entered into a definitive merger agreement under which Ceridian will be jointly acquired by THL Partners and FNF in an all cash transaction valued at approximately $5.3 billion.

Under the terms of the agreement, Ceridian shareholders will receive $36.00 per share in cash for each share of common stock they hold. This represents a premium of approximately 17% over Ceridian’s closing share price on February 12, 2007, the last trading day prior to the public announcement that Ceridian had commenced the exploration of strategic alternatives, and a premium of approximately 56% over Ceridian’s closing share price on October 6, 2006, the last trading day prior to the announcement of Kathryn V. Marinello’s appointment as President and Chief Executive Officer of Ceridian.

Ceridian is a leading provider of human resources, transportation and retail information management services, serving businesses and employees in the U.S., Canada and Europe. Ceridian operates through two principal divisions, Human Resource Solutions (HRS) and Comdata. HRS offers a broad range of human resource outsourcing solutions, including payroll processing, tax filing, benefits administration, work-life and employee advisory programs and other HR-related services. HRS serves 25 million employees and 110,000 companies in 38 countries worldwide, including a majority of the Fortune 500. Ceridian’s Comdata division is a major payment processor and issuer of credit, debit and stored value cards, primarily for the trucking and retail industries in the U.S.

“The primary goal of the review of strategic alternatives that we announced on February 13, 2007, was to maximize value for our shareholders,” said L. White Matthews, III, Chairman of Ceridian. “The Board, along with its financial and legal advisors, evaluated a broad range of alternatives and concluded that the sale of Ceridian to THL Partners and FNF represents the best and most certain way to achieve that goal.”

“We are proud to partner with THL Partners, a leading investment firm with a proven track record of success in acquiring and building companies, and FNF, one of the nation’s leading providers of title insurance, specialty insurance and claims management services to large corporate and public sector entities,” said Kathryn V. Marinello, President and Chief Executive Officer of Ceridian. “We believe these firms bring complementary skills which will help us build upon our leadership position as we continue to implement our strategic plan. Our customers will benefit from a company focused on offering repeatable, reliable service at unmatched industry levels. The ongoing efforts of our talented employees around the world are the key to our success and I thank them for their continued hard work and dedication.”

“We are extremely impressed with Kathy Marinello and the management team of Ceridian. We fully support their vision and commitment to all of Ceridian’s customers and employees,” said Scott Jaeckel, Managing Director of THL Partners. “In addition, as we did in Fidelity National Information Services and Sedgwick CMS, we are again investing alongside Bill Foley and his management team. We have tremendous respect for their talents and believe they can bring significant value to this transaction.”

“We are very excited about our investment in Ceridian,” said FNF Chairman and Chief Executive Officer William P. Foley, II. “Ceridian has leading market positions in large, growing markets, long-term and diversified customer relationships, recurring and predictable revenue, strong cash flow and a significant margin expansion opportunity. We have a solid track record of managing business transformation and achieving significant cost synergies in past acquisitions. Ceridian has a profile similar to that of Alltel Information Services, which we acquired in 2003 and used as the cornerstone in building what is now Fidelity National Information Services, a nearly $10 billion market cap company. We look forward to the Ceridian acquisition and the opportunity it provides for us to continue to create significant long-term value for FNF shareholders.”

THL Partners and FNF expect to bring co-investors into the transaction. FNF will own less than 50% of Ceridian at closing and will treat the Ceridian investment under the equity method of accounting for financial statement purposes, similar to its minority ownership stake in Sedgwick CMS, and will not consolidate the financial results of Ceridian.

The transaction is subject to certain closing conditions, including the approval of Ceridian’s shareholders, antitrust and state regulatory approvals, and the satisfaction of other customary closing conditions. There is no financing condition to consummate the transaction. The transaction is expected to close following the satisfaction of all closing conditions and completion of a financing marketing period, which is anticipated to occur in the fourth quarter.

The transaction will be presented to Ceridian shareholders for approval at Ceridian’s Annual Meeting, which will be scheduled as soon as practicable following the filing and review of proxy materials with the Securities and Exchange Commission. In any event, Ceridian intends to hold its Annual Meeting no later than September 21, 2007.

Today’s announcement concludes Ceridian’s previously announced exploration of strategic alternatives. The Ceridian Board, together with its financial and legal advisors, conducted a comprehensive review process in which it evaluated a number of strategic alternatives available to the Company, including those related to its Comdata division. The Board believes that the competitive nature of its strategic review process resulted in a transaction that provides Ceridian shareholders with certain value at levels that compare favorably to other recent transactions in the industry.

Greenhill & Co., LLC is serving as financial advisor to Ceridian and Wachtell, Lipton, Rosen & Katz is serving as legal advisor. Greenhill & Co. has delivered a fairness opinion to Ceridian in connection with the transaction. Deutsche Bank Securities Inc. is acting as financial advisor and Deutsche Bank Securities Inc. and Credit Suisse are providing firm financing commitments to THL Partners and FNF; Weil, Gotshal & Manges LLP is acting as legal advisor to THL Partners and FNF.

About Ceridian
Ceridian Corporation (www.ceridian.com) is an information services company serving businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and Employee Assistance Program (EAP) and work-life solutions. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

About Thomas H. Lee Partners, L.P. (“THL Partners”)
THL Partners is one of the oldest and most successful private equity investment firms in the United States. Since its founding in 1974, THL Partners has become the preeminent growth buyout firm, investing approximately $12 billion of equity capital in more than 100 businesses with an aggregate purchase price of more than $100 billion, completing over 200 add-on acquisitions for portfolio companies, and generating superior returns for its investors and partners. The firm currently manages approximately $20 billion of committed capital. Notable transactions sponsored by the firm include Univision, The Nielsen Company, West Corporation, Fidelity National Information Services, Sedgwick CMS, Dunkin Brands, Fisher Scientific, Experian, Snapple Beverage and ProSiebenSat1 Media.

About Fidelity National Financial, Inc. (“FNF”)
FNF (www.fnf.com), is a leading provider of title insurance, specialty insurance and claims management services. FNF is one of the nation's largest title insurance companies through its title insurance underwriters - Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title - that issue approximately 29 percent of all title insurance policies in the United States. FNF also provides flood insurance, personal lines insurance and home warranty insurance through its specialty insurance business. FNF also is a leading provider of outsourced claims management services to large corporate and public sector entities through its minority-owned subsidiary, Sedgwick CMS. More information about FNF can be found at www.fnf.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian, THL Partners and FNF contained in this release that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian’s filings with the Securities and Exchange Commission, including matters arising from the SEC investigation of Ceridian, the prior restatements of Ceridian’s financial statements, the pending shareholder litigation involving Ceridian, volatility associated with Comdata’s fuel price derivative contracts and those factors which are discussed in Ceridian’s Annual Report on Form 10-K for the year ended December 31, 2006, which factors are also incorporated herein by reference. Important factors known to FNF that could cause such material differences are identified and discussed from time to time in FNF’s filings with the Securities and Exchange Commission, including the possibility that the transaction will not be completed or will not provide the benefits anticipated, due to competition, unexpected liabilities or other factors, the possibility that FNF and THL will not be able to find co-investors to participate in the transaction, which could result in the acquisition debt being consolidated into FNF’s balance sheet and adversely affect the financial strength ratings of FNF’s insurance subsidiaries, and those factors which are discussed in FNF’s Annual Report on Form 10-K for the year ended December 31, 2006 and other filings with the SEC, which factors are also incorporated herein by reference.

None of Ceridian, THL Partners or FNF undertakes any obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian or FNF makes on related subjects in future reports to the SEC.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with its 2007 Annual Meeting, Ceridian will be filing a proxy statement, White Proxy Card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CERIDIAN AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING. Investors may contact MacKenzie Partners, Inc., Ceridian’s proxy advisor, for the 2007 Annual Meeting, at 800-322-2885 or by email at ceridianproxy@mackenziepartners.com. Investors may also obtain a free copy of the proxy statement and other relevant documents when they become available as well as other materials filed with the SEC concerning Ceridian at the SEC's website at http://www.sec.gov. Free copies of Ceridian's SEC filings are also available on Ceridian's website at http://www.ceridian.com. These materials and other documents may also be obtained for free from: Ceridian Corporation, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Investor Relations.

PARTICIPANTS IN THE SOLICITATION
Ceridian and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ceridian's stockholders with respect to the matters to be considered at Ceridian's 2007 Annual Meeting. Information regarding the officers and directors of Ceridian is included in its Annual Report on Form 10-K/A for the year ended December 31, 2006 filed with the SEC on April 30, 2007 and on Ceridian's website at http://www.ceridian.com. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Ceridian's 2007 Annual Meeting.

CONTACTS:

Ceridian
Pete Stoddart, Director of Public Relations
952-853-4278

Craig Manson, Vice President of Investor Relations
952-853-6022

Eric Brielmann/Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Thomas H. Lee Partners, L.P.
Matt Benson/Robin Weinberg
Sard Verbinnen & Co.
415-618-8750/212-687-8080

Fidelity National Financial, Inc.
Daniel Kennedy Murphy
904-854-8120

###

May 30, 2007

Dear Fellow Employees,

The Board of Directors and I want to share with you some exciting news about our company. This afternoon we issued a press release announcing that our Company will be acquired for $36.00 per share in cash, or approximately $5.3 billion, by Thomas H. Lee Partners, a distinguished private equity firm, and Fidelity National Financial, one of the nation’s leading providers of title insurance, specialty insurance and claims management services to large corporate and public sector entities.

This transaction represents the successful conclusion to the strategic review process that our Board of Directors and management team began earlier this year to enhance shareholder value and develop an even stronger future for our company, our customers and for you. From a personal perspective, Ceridian has been around a long time and will be around a lot longer – there will be changes but they are changes designed to make the Company a stronger company. Following the close of the transaction, which we anticipate to occur in the fourth quarter, Ceridian would become a privately-owned company and its stock would no longer trade on the New York Stock Exchange.

For those of you who are unfamiliar with THL Partners, they are a leading private equity firm with a strong reputation and proven track record. The firm currently manages approximately $20 billion of committed capital. Notable transactions sponsored by the firm include Dunkin Brands, Houghton Mifflin Company, Fisher Scientific, Experian and Snapple Beverage. Fidelity National Financial is one of the nation's largest title insurance companies through its various title insurance underwriters – they issue approximately 29 percent of all title insurance policies in the U.S. Fidelity National Financial also is a leading provider of outsourced claims management services to large corporate and public sector entities.

Importantly, THL Partners and Fidelity National Financial understand our business and share our confidence in Ceridian’s future. We believe these firms bring complementary skills which will help us build on our leadership position and implement our strategic plan to deliver enhanced value to our customers around the world. Our Board of Directors has approved this transaction. The executive management team, which is expected to remain at Ceridian, supports this decision and is excited about the continued implementation of our strategy.

In addition to the press release we issued today, we have attached some FAQs to provide you with more information. We are in the early stages of this process, but we can assure you that we will make the best possible effort to keep you informed as we move forward. Tomorrow at 2 p.m. CDT, I will host an All Hands Meeting to discuss this announcement and answer some of your questions. Details about this meeting will be issued to you shortly.

I want to thank all of you for your patience, hard work and dedication to our Company. I appreciate the important contributions that each of you makes every day and ask for your continuing commitment to the Company’s success. As always, we will rely on you to stay focused on your day-to-day jobs to ensure that our customers continue to receive the same level of quality service.

There will no doubt be significant media interest in this transaction so please remember our media policy and direct all news media inquiries to Pete Stoddart, director of public relations, at 952-853-4278. Investor relations inquiries should be directed to Ceridian’s vice president of investor relations, Craig Manson, at 952-853-6022.

Thank you again for your continued support. Your hard work has been the foundation for our recent strong results. We would not be where we are today without you.

Sincerely,
Kathryn V. Marinello
President and Chief Executive Officer

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with its 2007 Annual Meeting, Ceridian will be filing a proxy statement, White Proxy Card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CERIDIAN AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING. Investors may contact MacKenzie Partners, Inc., Ceridian’s proxy advisor, for the 2007 Annual Meeting, at 800-322-2885 or by email at ceridianproxy@mackenziepartners.com. Investors may also obtain a free copy of the proxy statement and other relevant documents when they become available as well as other materials filed with the SEC concerning Ceridian at the SEC's website at http://www.sec.gov. Free copies of Ceridian's SEC filings are also available on Ceridian's website at http://www.ceridian.com. These materials and other documents may also be obtained for free from: Ceridian Corporation, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Investor Relations.

PARTICIPANTS IN THE SOLICITATION
Ceridian and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ceridian's stockholders with respect to the matters to be considered at Ceridian's 2007 Annual Meeting. Information regarding the officers and directors of Ceridian is included in its Annual Report on Form 10-K/A for the year ended December 31, 2006 filed with the SEC on April 30, 2007 and on Ceridian's website at http://www.ceridian.com. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Ceridian's 2007 Annual Meeting.

Employee Frequently Asked Questions:

What was announced today?

This afternoon, Ceridian announced that it has entered into a definitive merger agreement under which Ceridian will be acquired for $36.00 per share, or approximately $5.3 billion, by Thomas H. Lee Partners and Fidelity National Financial. This transaction represents a successful conclusion to the strategic review process that our Board of Directors and management team began earlier this year to maximize shareholder value and develop an even stronger future for our Company.

What can you tell us about THL Partners and Fidelity National Financial?

THL Partners is one of the oldest and most successful private equity investment firms in the U.S. Founded in 1974, the firm currently manages approximately $20 billion of committed capital. Notable transactions sponsored by the firm include Dunkin Brands, Houghton Mifflin Company, Fisher Scientific, Experian and Snapple Beverage.

Fidelity National Financial is a leading provider of title insurance, specialty insurance and claims management services. The firm is one of the nation's largest title insurance companies through its title insurance underwriters – Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title. Together they issue approximately 29 percent of all title insurance policies in the U.S. Fidelity National Financial also is a leading provider of outsourced claims management services to large corporate and public sector entities.

Both THL Partners and Fidelity National Financial understand our industry and our business well and share our confidence in Ceridian’s future.

How will employees benefit from this transaction?

Going forward, employees will benefit from the continuity of a solid business plan and new investments in the future of the business. We believe THL Partners and Fidelity National Financial bring complementary skills which will help us build upon our leadership position and implement our strategic plan to deliver enhanced value to our customers around the world.

What should employees expect over the coming months?

This announcement has minimal impact on our day-to-day operations – it will remain business as usual. All employees should remain focused and continue the work that has been the foundation for our recent strong results. We will continue to operate as a public company until the transaction closes which we expect to occur in the fourth quarter.

Will the Company remain headquartered in Minneapolis?

Ceridian will maintain its headquarters in Minneapolis.

Do you expect any workforce reductions as a result of this transaction?

As we do today, we will continue to evaluate the resources required to implement the Company’s strategic plan and will make adjustments as necessary to support our business plan.

Will there be any changes in employee benefits and compensation?

Until the transaction is completed, there will be no impact on employees’ benefits or compensation. After the close of the merger, we will work with THL Partners and Fidelity National Financial to ensure that appropriate compensation packages and incentives are put in place so that we remain competitive and can attract and retain talent.

What happens to the Ceridian stock or options that I own?

Upon completion of the transaction, all shares of Ceridian common stock will be purchased for $36 per share in cash.

Unvested options will vest and unexercised options will be cashed out based on the transaction price.

While this transaction is being finalized over the next several months, can I exercise my options or sell any shares of stock that I own?

Yes, subject to the normal rules.

What happens to shares that I own through my 401(k)?

Upon completion of the transaction, those shares will be converted to cash that will remain in your plan.

Who will manage Ceridian moving forward?

While we will change ownership, we expect that management will remain in place. THL Partners and FNF have been extremely impressed with Kathy Marinello and the management team of Ceridian. They fully support management’s vision and commitment to all of Ceridian’s customers and employees. Kathy Marinello will remain President and Chief Executive Officer.

What are the next steps? What approvals are required? When will the transaction be completed?

The transaction is subject to certain closing conditions, including the approval of Ceridian’s shareholders, antitrust and state regulatory approvals, and the satisfaction of other customary closing conditions and is expected to close in the fourth quarter.

Where can I get more information regarding the transaction?

We are committed to keeping our employees as up to date as possible and we will let you know as we pass important milestones. If you have additional questions, you should direct them via email to q4u@ceridian.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with its 2007 Annual Meeting, Ceridian will be filing a proxy statement, White Proxy Card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CERIDIAN AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING. Investors may contact MacKenzie Partners, Inc., Ceridian’s proxy advisor, for the 2007 Annual Meeting, at 800-322-2885 or by email at ceridianproxy@mackenziepartners.com. Investors may also obtain a free copy of the proxy statement and other relevant documents when they become available as well as other materials filed with the SEC concerning Ceridian at the SEC's website at http://www.sec.gov. Free copies of Ceridian's SEC filings are also available on Ceridian's website at http://www.ceridian.com. These materials and other documents may also be obtained for free from: Ceridian Corporation, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Investor Relations.

PARTICIPANTS IN THE SOLICITATION
Ceridian and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ceridian's stockholders with respect to the matters to be considered at Ceridian's 2007 Annual Meeting. Information regarding the officers and directors of Ceridian is included in its Annual Report on Form 10-K/A for the year ended December 31, 2006 filed with the SEC on April 30, 2007 and on Ceridian's website at http://www.ceridian.com. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Ceridian's 2007 Annual Meeting.